Exhibit 8(b)


          NORTON ROSE

          Kempson House, Camomile Street
          London EC3A 7AN

          Tel +44 (0) 171-283 6000


          5 July 1999



          TXU Eastern Funding Company
          Crown House
          51 Aldwych
          London
          England  WC2B 4AX

          TXU Eastern Holdings Limited
          Crown House
          51 Aldwych
          London
          England  WC2B 4AX


          Ladies and Gentlemen

          Reference is made to the proposed exchange (Exchange Offer) by TXU Eastern Funding Company, a private unlimited company incorporated under the laws of England and Wales (Issuer), and TXU Eastern Holdings Limited, a private limited company incorporated under the laws of England and Wales (Guarantor), of any and all of the Issuer's outstanding 6.15% Senior Notes due May 15, 2002 (Old 6.15% Notes) for an equal principal amount of the Issuer's 6.15% Exchange Senior Notes due May 15, 2002 (New 6.15% Notes), and all of the Issuer's outstanding 6.45% Senior Notes due May 15, 2005 (Old 6.45% Notes) for an equal principal amount of the Issuer's 6.45% Exchange Senior Notes due May 15, 2005 (New 6.45% Notes) and, all of the Issuer's outstanding 6.75% Senior Notes due May 15, 2009 (Old 6.75% Notes and, together with Old 6.15% Notes and the Old 6.45% Notes, the Old Notes) for an equal principal amount of the Issuer's 6.75% Exchange Senior Notes due May 15, 2009 (New 6.75% Notes and, together with the New 6.15% Notes and the New 6.45% Notes, the New Notes), all of such New Notes, when issued, to be guaranteed by the Guarantor, all as contemplated in the registration statement on Form S-4 (Registration Statement) to be filed by the Issuer and the Guarantor, on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We have acted as English legal advisers to the Issuer and the Guarantor in connection with the Exchange Offer.


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          TXU Eastern Funding Company                           Norton Rose
          5 July 1999



          Our opinion is based upon facts described in the Registration Statement and upon facts represented to us or determined by us as of the date hereof. Our opinion is also based upon existing United Kingdom law, practice and judicial and administrative precedent, all of which are subject to change either prospectively or retroactively.

          Based upon the foregoing, it is our opinion that the summary of current law and practice in the United Kingdom relating to the taxation of the New Notes as set out under the heading "CERTAIN INCOME TAX CONSIDERATIONS" -- "UK Tax Considerations" is a summary of current United Kingdom tax consequences for those noteholders to whom that summary relates.

          We hereby consent to the use of our name in the Registration Statement and to the use of this opinion as an exhibit thereto.

          Yours faithfully

          /s/ Norton Rose

          Norton Rose